As filed with the Securities and Exchange Commission on July 1, 1999

                                                      Registration No. 333-_____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                            -----------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

               -------------------------------------------------

                                XOOM.COM, INC.
            (Exact name of Registrant as Specified in Its Charter)

               -------------------------------------------------

        Delaware                                            88-0361536
                                                        ------------------
(State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                       Identification No.)

                       300 Montgomery Street, Suite 300
                        San Francisco, California 94104
                   (Address of Principal Executive Offices)

           Paralogic Software Corporation 1998 Stock Incentive Plan
                           (Full Title of the Plan)

               -------------------------------------------------

                                  Chris Kitze
                                   Chairman
                                XOOM.com, Inc.
                       300 Montgomery Street, Suite 300
                        San Francisco, California 94104
                    (Name and Address of Agent for Service)

                                (415) 288-2500
         (Telephone Number, Including Area Code, of Agent For Service)

                                  Copies to:

     Bruce Alan Mann, Esq.                                 Raj Aji
     Morrison & Foerster LLP                             XOOM.com, Inc.
       425 Market Street                       300 Montgomery Street, Suite 300
  San Francisco, California 94105              San Francisco, California 94104
       (415) 268-7000                                  (415) 288-2500

              --------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                                      Proposed                Proposed
Title of Securities              Amount                    Maximum                    Maximum                 Amount of
to be Registered                  to be                Offering Price           Aggregate Offering           Registration
                              Registered(1)             Per Share(2)                 Price(3)                    Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001                   82,733                     $ 0.56                $ 46,330.48                    $ 12.88
 par value per share
Common Stock, $.0001                   12,001                     $34.47                $413,674.47                    $115.00
 par value per share
==============================================================================================================================

(1) Represents the shares originally issued under the Paralogic Software Corporation 1998 Stock Incentive Plan, as amended (the "Assumed Options"), which were assumed in connection with the Registrant's acquisition of Paralogic Software Corporation (the "Merger").
(2) Represents the maximum exercise price per share as converted pursuant to the terms of the Merger.
(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Computation based upon the exercise price of the options, all of which were previously granted and as converted pursuant to the terms of the Merger.
================================================================================

                                    PART I

                          INFORMATION REQUIRED IN THE
                           SECTION 10 (a) PROSPECTUS

  The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

  The following documents filed by XOOM.com, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

  (a) The Registrant's Current Report on Form 8-K, filed on June 16, 1999.

  (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed on May 25, 1999, pursuant to Section 13(a) of the Exchange Act.

  (c) The Registrant's Current Report on Form 8-K, filed on May 21, 1999.

  (d) The Registrant's Current Report on Form 8-K, filed on May 6, 1999.

  (e) The Registrant's Current Report on Form 8-K, filed on May 5, 1999.

  (f) The Registrant's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 30, 1999, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  (g) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A filed under the Exchange Act on December 7, 1998, including any amendment or report filed for the purpose of updating such description.

  All reports and definitive proxy or information statements filed pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

  Not applicable.

Item 6.  Indemnification of Directors and Officers.

  Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Article VI of the Registrant's Bylaws also provides for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

  Article Seven of the Registrant's Amended and Restated Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

  The Registrant has entered into agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The Registrant has obtained a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.  Exemption From Registration Claimed.

  Not applicable.

Item 8.  Exhibits.

  4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-62395) which became effective on December 8, 1998 (the "Registration Statement on Form S-1")).

  4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

  5.1  Opinion of Morrison & Foerster LLP.

  23.1 Consent of Ernst & Young LLP, Independent Auditors.

  23.2 Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

  24.1 Power of Attorney (see signature page of this Registration Statement).

  99.1 Paralogic Software Corporation 1998 Stock Incentive Plan, as amended, including forms of agreements thereunder.

  99.1 Paralogic Software Corporation 1998 Stock Incentive Plan, as amended, including forms of agreements thereunder.


Item 9.  Undertakings.

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if t he total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Paralogic Software Corporation 1998 Stock Incentive Plan, as amended.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 1, 1999.

                                             XOOM.COM, INC.

                                             By: /s/ Laurent Massa
                                                 -----------------
                                                 Laurent Massa
                                                 Chief Executive Officer
                                                 and President

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Chris Kitze, Laurent Massa, and John Harbottle, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            Signature                                        Title                                   Date
            ---------                                        -----                                   ----
/s/ Laurent Massa                               Principal Executive Officer and                  July 1, 1999
----------------------------------                         Director
Laurent Massa

/s/ John Harbottle                            Principal Financial and Accounting                 July 1, 1999
----------------------------------                          Officer
John Harbottle

/s/ Chris Kitze                                      Chairman of the Board                       July 1, 1999
----------------------------------
Chris Kitze

/s/ Bob Ellis                                              Director                              July 1, 1999
----------------------------------
Bob Ellis

/s/ James J. Heffernan                                     Director                              July 1, 1999
----------------------------------
James J. Heffernan

/s/ Jeffrey Ballowe                                        Director                              July 1, 1999
----------------------------------
Jeffrey Ballowe

/s/ Philip Schlein                                         Director                              July 1, 1999
----------------------------------
Philip Schlein

/s/ Robert C. Harris, Jr.                                  Director                              July 1, 1999
----------------------------------
Robert C. Harris, Jr.


EXHIBIT INDEX

Exhibit
Number              Description
------              -----------

  4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-62395) which became effective on December 8, 1998 (the "Registration Statement on Form S-1")).

  4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

  5.1   Opinion of Morrison & Foerster LLP.

  23.1  Consent of Ernst & Young LLP, Independent Auditors.

  23.2  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

  24.1  Power of Attorney (see signature page of this Registration Statement).

  99.1 Paralogic Software Corporation 1998 Stock Incentive Plan, as amended, including forms of agreements thereunder.